UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 26, 2015

Date of Report (Date of earliest event reported)

Gannett Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36874	47-2390983
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

7950 Jones Branch Drive

McLean, Virginia 22107-0910

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (703) 854-6000

Gannett SpinCo, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                              Entry Into a Material Definitive Agreement.

Separation-Related Agreements

On June 26, 2015, Gannett Co., Inc., formerly known as Gannett SpinCo, Inc. (the “Company”) entered into a Separation and Distribution Agreement with TEGNA Inc., formerly known as Gannett Co., Inc. (“Parent”), pursuant to which Parent agreed to transfer its publishing business to the Company (the “Separation”) and distribute 98.5% of the outstanding common stock of the Company to Parent stockholders in a distribution intended to be tax-free to Parent stockholders (the “Distribution”). The Distribution, which was effective at 12:01 a.m., Eastern Time, on June 29, 2015 (the “Effective Time”), was made to Parent stockholders of record as of the close of business on June 22, 2015. As a result of the Distribution, the Company is now an independent public company and its common stock is listed under the symbol “GCI” on the New York Stock Exchange.

In connection with the Separation and Distribution, on June 26, 2015, the Company entered into various agreements with Parent contemplated by the Separation and Distribution Agreement to provide a framework for the Company’s relationship with Parent after the Separation and Distribution, including the following agreements:

•                  a Transition Services Agreement;

•                  a Tax Matters Agreement; and

•                  an Employee Matters Agreement.

A summary of the Separation and Distribution Agreement and these other agreements can be found in the Company’s information statement, dated June 18, 2015 and attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 19, 2015 (the “Information Statement”), under the sections entitled “Certain Relationships and Related Person Transactions”. These summaries from the Information Statement are incorporated by reference into this Item 1.01.  The description of those agreements set forth under this Item 1.01 is qualified in its entirety by reference to the complete texts of those agreements, which are filed as Exhibits 2.1, 10.1, 10.2 and 10.3 herewith.

Debt Arrangements

On June 29, 2015, the Company and certain of its subsidiaries as guarantors (the “Subsidiary Guarantors”) entered into a new five-year revolving credit facility in an aggregate principal amount of $500 million (the “Credit Facility”) with JPMorgan Chase Bank, N.A. as administrative agent (the “Administrative Agent”), PNC Bank, N.A. and US Bank, National Association, as co-syndication agents, and the lenders party thereto.

The proceeds of the Credit Facility will be used for general corporate purposes of the Company and its subsidiaries, including permitted acquisitions and other permitted investments.  Up to $50 million of availability under the Credit Facility may be used for letters of credit.  All borrowings under the Facility are subject to the satisfaction of customary conditions, including the absence of a default or an event of default and the accuracy in all material respects of representations and warranties.   Subject to certain conditions, without the consent of the then existing lenders (but subject to the receipt of commitments) the Credit Facility may be expanded (or a new loan facility or revolving credit facility added) for an additional amount so long as the senior secured leverage ratio after giving effect to such incurrence does not exceed 1.75:1.00 (each, an “Incremental Facility”).  Loans under the Credit Facility may be Eurodollar Loans or ABR Loans (as defined in the Credit Facility) or a combination thereof.

Maturity; Prepayments

The Credit Facility will mature on June 29, 2020.  Any Incremental Facility entered into by the Company will have a final maturity date on or after such date.

Subject to certain conditions, the commitments under the Credit Facility may be borrowed and re-borrowed at the Company’s option at any time without premium or penalty prior to the maturity date, other than customary “breakage” costs with respect to Eurodollar Loans.  The Company is permitted to voluntarily reduce the unutilized portion of the revolving commitment amount and repay outstanding loans under the Credit Facility at any time without premium or penalty, other than customary “breakage” costs with respect to Eurodollar Loans.

Subject to certain exceptions, net cash proceeds from certain non-ordinary course asset sales or recovery events will be applied toward the prepayment of outstanding loans and reductions of commitments under the Credit Facility, unless reinvested within twelve months of such asset sale or recovery event, or, if a binding commitment to reinvest such net proceeds is entered into within such period, within 180 days of the date of such commitment.

Security

All obligations of the Company and each Subsidiary Guarantor under the Credit Facility and certain hedging arrangements and cash management arrangements entered into with lenders under the Credit Facility (or affiliates thereof) are or will be secured by first priority security interests in the following, in each case subject to certain exceptions set forth in the credit documentation governing the Credit Facility:  (a) all present and after-acquired property consisting of accounts receivable, deposit accounts, inventory, equipment, fixtures, general intangibles  and other personal property constituting the collateral, (b) certain material real property owned by the Company or its subsidiaries, and (c) capital stock or equivalent ownership interests of the Subsidiary Guarantors.

Interest

Each ABR Loan will bear interest at a rate per annum equal to (a) the greatest of (i) the prime rate in effect (as publicly announced by JPMorgan Chase Bank, N.A.), (ii) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York plus ½ of 1%, and (iii) the London interbank offered rate/1.00 for a deposit in U.S. dollars with a maturity of one month plus 1% plus (b) an applicable margin of between 1.00% and 1.50% based on the Company’s Total Leverage Ratio (as defined in the Credit Facility).

Each Eurodollar Loan and outstanding letter of credit will bear interest at a rate per annum equal to the London interbank offered rate/1.00 for a deposit in U.S. dollars for the interest period in effect for such borrowing plus an applicable margin of between 2.00% and 2.50% based on the Company’s Total Leverage Ratio.

Fees

Customary fees will be payable in respect of the Credit Facility, including commitment fees on the undrawn commitments of between 0.30% and 0.40% per annum, payable quarterly in arrears, based on the Company’s Total Leverage Ratio.  The Company also is required to pay letter of credit fees on the maximum amount available to be drawn under all outstanding letters of credit in an amount equal to the applicable margin on Eurodollar Loans under the Credit Facility on a per annum basis, payable quarterly in arrears, as well as customary fronting fees for the issuance of letters of credit.

Covenants

Pursuant to the Credit Facility, the Company is obligated, on or after September 30, 2015, to not permit (a) its Consolidated Interest Coverage Ratio (as defined in the Credit Facility) to be less than 3.00:1.00  and (b) its Total Leverage Ratio to exceed 3.00:1.00, in each case as of the last day of the test period consisting of four consecutive fiscal quarters.  The Credit Facility also contains a number of covenants that, among other things, limit or restrict the ability of the Company and its subsidiaries, subject to certain exceptions and as described in the Credit Facility, to (i) permit certain liens on current or future assets; (ii) enter into certain corporate transactions; (iii) incur additional indebtedness; (iv) make certain payments or declare certain dividends or distributions; (v) dispose of certain property; (vi) make certain investments; (vii) prepay or amend the terms of other indebtedness; or (viii) enter into certain transactions with the Company’s affiliates.

The Credit Facility also contains certain affirmative covenants, including financial and other reporting requirements.

Events of Default

The Credit Facility also provides for customary events of default, including: non-payment of principal or interest; specified cross default and cross acceleration to other material indebtedness; material inaccuracy of any representations or warranties; violation of covenants; certain bankruptcy events; material judgments; material invalidity of guarantees or grant of security interest; certain ERISA events; and change of control of the Company.

JPMorgan Chase Bank, N.A. and its affiliates have engaged in, and may in the future engage in, investment banking, underwriting and other commercial dealings in the ordinary course of business with the Company and its affiliates.  They have received, or may in the future receive, customary fees and commissions for these transactions.

Item 2.03                                 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under the heading “Debt Arrangements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Officers

In connection with the Distribution, as of immediately prior to the Effective Time, the following individuals became executive officers of the Company as set forth in the table below:

Alison K. Engel	Senior Vice President, Chief Financial Officer and Treasurer
Maribel Wadsworth	Senior Vice President and Chief Strategy Officer
Barbara W. Wall	Senior Vice President and Chief Legal Officer
David A. Payne	Chief Product Officer
John M. Zidich	President/U.S. Domestic Publishing
Henry K. Faure Walker	Chief Executive Officer of Newsquest Media Group
Lori C. Locke	Controller

Robert J. Dickey, previously appointed as an executive officer of the Company, is the Company’s President and Chief Executive Officer.

Lori C. Locke, 51, is the Company’s Controller.  Prior to joining the Company, Ms. Locke served as Vice President and Assistant Corporate Controller of Leidos Holdings, Inc. and Leidos, Inc. from February 2013 through May 2015.  Previously from September 2011 through January 2013, she served as Vice President/Financial Reporting at Hilton Worldwide and, from May 2009 through August 2011, as Senior Director/Technical Accounting and External Reporting at Deltek, Inc.  From 1999 through 2009, Ms. Locke held various positions at AOL completing her tenure as Vice President and Assistant Corporate Controller. Prior to joining AOL, Ms. Locke served in the Division of Corporation Finance at the Securities and Exchange Commission and also held various positions at Deloitte. Ms. Locke is a certified public accountant.

Biographical information for the Company’s other executive officers can be found in the Information Statement under the section entitled “Management-Executive Officers Following the Distribution.  Compensation information for the Company’s named executive officers can be found in the Information Statement under the section entitled “Executive Compensation.” These sections of the Information Statement are incorporated by reference into this Item 5.02.

Resignation and Appointment of Directors

On June 22, 2015, the Board of Directors of the Company (the “Board”) expanded its size from three directors to eight directors, effective immediately prior to the Effective Time. Each of John Jeffry Louis, Robert J. Dickey, Lila Ibrahim, Lawrence S. Kramer, Tony A. Prophet, Debra A. Sandler and Chloe R. Sladden was elected as a director of the Company as of immediately prior to the Effective Time.  John E. Cody, who had been elected to the Board effective June 23, 2015, remains on the Board and will continue to serve as a director of the Company and as Chair of the Audit Committee of the Board following the Distribution.  Effective immediately prior to the Effective Time, Gracia C. Martore and Todd A. Mayman, who had been serving as members of the Board, ceased to be directors of the Company.

Biographical and compensation information for each of the directors elected to the Board can be found in the Information Statement under the section entitled “Directors—Board of

Directors Following the Distribution” and “Director Compensation,” which are incorporated by reference into this Item 5.02.

As of the effective time of their election to the Board:

•                                John E. Cody was appointed to serve as a member and chair of the Audit Committee;

•                                John Jeffry Louis was appointed to serve as a member of the Executive Compensation Committee;

•                                Tony A. Prophet was appointed to serve as a member of the Nominating and Public Responsibility Committee; and

•                                John Jeffry Louis was appointed Chairman of the Board.

Committee assignments for the remaining directors elected to the Board will be determined at a later date.

Adoption of Compensation and Benefit Plans

In connection with the Separation and Distribution, on June 26, 2015, the Company adopted, as of the Effective Time, several compensation and benefit plans.  A summary of each of these plans is below:

2015 Omnibus Incentive Compensation Plan (Omnibus Plan)

Purpose.  The purpose of the Omnibus Plan is to benefit and advance the interests of the Company and its subsidiaries and affiliates by making annual and long-term incentive compensation awards to certain employees and directors of the Company and its subsidiaries and affiliates as an additional incentive for them to make contributions to the Company’s financial success.

Administration.  The Omnibus Plan will be administered by the Company’s Executive Compensation Committee, which has the authority to determine who will receive an award and the type and terms and conditions of the award. The Executive Compensation Committee may delegate its authority under the Omnibus Plan, subject to certain limitations.

Authorized Number of Shares.  The Omnibus Plan initially reserves 11 million shares of the Company common stock for issuance.

Types of Awards.  The Executive Compensation Committee may grant the following types of awards under the Omnibus Plan: stock options, stock appreciation rights, restricted stock, stock awards, restricted stock units, performance shares, performance units and other equity-based and cash-based awards. Each type of award is subject to a maximum limit on the grant that may be made to any one participant in a fiscal year.

Adjustments.  In the event of a change in the outstanding shares of Company common stock due to a stock split, stock dividend, recapitalization, merger, consolidation, spin-off, reorganization, repurchase or exchange of Company common stock or other securities, or other corporate transaction or event, the Executive Compensation Committee shall take certain actions to prevent the dilution or enlargement of benefits under the Omnibus Plan. These actions include adjusting (1) the number of shares of Company common stock that may be issued under the Omnibus Plan (including the authorized share limitations); (2) the number of shares or price of shares subject to outstanding awards; and (3) the consideration to be paid upon the grant or exercise of any award.

Change in Control.  Generally, in the event of a change in control of the Company, as defined in the Omnibus Plan, unless otherwise specified in the award agreement, outstanding awards will not be subject to accelerated vesting unless (a) they are not continued or assumed in connection with the change in control or (b) the holder has a qualifying termination of employment, as defined in the applicable award agreement, within two years following the change in control. If either condition described in (a) or (b) is satisfied, (1) all outstanding options and SARs will become immediately exercisable in full during their remaining term; (2) all restriction periods and restrictions imposed on non-performance based restricted stock awards will lapse; (3) all outstanding awards of performance-based restricted stock, performance units and performance shares will vest and be paid assuming achievement of all relevant target performance goals; (4) all restricted stock units will vest and be paid; and (5) all outstanding cash-based awards will vest and be paid (and, in the case of performance-based cash-based awards, based on an assumed achievement of all relevant target performance goals).

Performance Measures/Section 162(m).  The Omnibus Plan permits the Company’s Executive Compensation Committee to make awards that are intended to be exempt from the deduction limitations under Section 162(m) of the Internal Revenue Code because they satisfy the requirements of performance-based compensation. The Omnibus Plan lists the performance measures the Executive Compensation Committee may use to make performance-based awards under Section 162(m).

Corporate Governance Provisions.  The Omnibus Plan contains several other provisions intended to make sure that awards under the Omnibus Plan comply with established principles of corporate governance. These provisions include:

•                  No Discounted Stock Options or Stock Appreciation Rights.  Absent shareholder approval, stock options and stock appreciation rights may not be granted with an exercise price of less than the fair market value of the Company common stock on the date the stock option or stock appreciation right is granted.

•                  No Stock Option or Stock Appreciation Rights Repricings.  Stock options and stock appreciation rights may not be repriced absent shareholder approval. This provision applies to both direct repricings—lowering the exercise price of an outstanding stock option or stock appreciation right—and indirect repricings—canceling an outstanding stock option or stock appreciation right and granting a replacement stock option or stock appreciation right with a lower exercise price.

•                  No Evergreen Provision.  The Omnibus Plan does not contain an “evergreen provision”—there is no automatic provision to replenish the shares of Company common stock authorized for issuance under the Omnibus Plan.

•                  No Cash Buyouts of Underwater Stock Options.  The Omnibus Plan does not permit cash buyouts of underwater stock options without shareholder approval.

•                  Minimum Vesting Period.  The Omnibus Plan mandates a one year minimum vesting period for employee equity incentive awards that are paid and vest solely based on service; provided that the Executive Compensation Committee may adopt shorter vesting periods or provide for accelerated vesting after less than one year under certain specified circumstances.

Substitute Awards and Adjusted Awards.  Substitute awards or adjusted awards may be granted under the Omnibus Plan under certain circumstances (for example, certain awards originally granted under the Company’s former parent’s omnibus plan were converted into awards in respect of Company common stock in connection with the Separation and Distribution in which case certain of the plan limits and rules may not apply to such substitute or adjusted awards.

Transferability of Awards.  Except as otherwise provided in an award agreement, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. Except as otherwise provided in an award agreement, during the life of the participant, awards are exercisable only by the participant or such participant’s legal representative.

Provisions for Foreign Participants.  The Executive Compensation Committee may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Omnibus Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefits or other matters.

Amendment and Termination.  The Executive Compensation Committee may amend or terminate the Omnibus Plan at any time, but no such amendment or termination may adversely affect in any material way the rights of a participant with respect to an outstanding award without that participant’s consent. No awards may be granted on or after 10 years from the date the Omnibus Plan was adopted. Shareholder approval is required for certain amendments to the Omnibus Plan.

Supplemental Retirement Plan (SERP)

In connection the with the Separation and Distribution, the Company and the SERP will assume certain liabilities of the Company’s former parent under its supplemental retirement plan, including those relating to the Company’s executives.  The SERP is a nonqualified retirement plan that provides eligible employees with retirement benefits that cannot be provided under the Gannett Retirement Plan (the “GRP”) due to the Internal Revenue Code, which limits the compensation that can be recognized under qualified retirement plans and imposes limits on the amount of benefits which can be paid.  Accordingly, benefits under the SERP are tied to benefits under the GRP. The GRP is a qualified defined benefit pension plan that provides retirement income to the majority of the Company’s U.S.-based employees who were employed before benefits were frozen on August 1, 2008, at which time most participants ceased to earn additional benefits for compensation or service earned on or after that date.

The GRP provides benefits for employees based upon years of credited service, and the highest consecutive five-year average of an employee’s compensation out of the final ten years of credited service, referred to as final average earnings, or FAE. Subject to Internal Revenue Code limits, compensation generally includes a participant’s base salary, performance-based bonuses, and pre-tax contributions to the Company’s benefit plans other than the Gannett Deferred Compensation Plan. Until benefits commence, participants’ frozen benefits under the GRP are periodically adjusted to reflect increases in a specified cost-of-living index.

Effective January 1, 1998, a significant change was made to the GRP for service after that date. Certain employees who were either retirement-eligible or had a significant number of years of service were “grandfathered” in the plan provisions applicable to them prior to the change (pre-1998 plan provisions). Other employees were transitioned to the post-1997 plan provisions under the GRP.

The pre-1998 GRP provisions provide for a benefit that is expressed as a monthly annuity at normal retirement equal to a gross benefit reduced by a portion of the participant’s Social Security benefit. Generally, a participant’s annual gross benefit is calculated by multiplying the participant’s years of credited service by specified percentages (generally 2% for each of a participant’s first 25 years of credited service and 0.7% for years of credited service in excess of 25) and multiplying such amount by the participant’s FAE. Benefits under the pre-1998 GRP provisions are paid in the form of monthly annuity payments for the life of the participant and, if applicable, the participant’s designated beneficiary. The pre-1998 GRP provisions provide for early retirement subsidies for participants who terminate employment after attaining age 55 and completing five years of service and elect to commence benefits before age 65. Under these provisions, a participant’s gross benefit that would otherwise be paid at age 65 is reduced by 4% for each year the participant retires before age 65. If a participant terminates employment after attaining age 60 with 25 years of service, the participant’s gross benefit that would otherwise be paid at age 65 is reduced by 2.5% for each year the participant retires before age 65.

The post-1997 GRP provisions provide for a benefit under a pension equity formula, which generally expresses a participant’s benefit as a current lump sum value based on the sum of annual percentages credited to each participating employee. The percentages increase with years of service, and, in some circumstances, with age. Upon termination or retirement, the total percentages are applied to a participant’s FAE resulting in a lump sum benefit value. The pension equity benefit can be paid as either a lifetime annuity or a lump sum.

The GRP benefit for Robert J. Dickey, the President and CEO of the Company, Ms. Wall and Mr. Zidich is calculated under the post-1997 GRP provisions. However, as noted below, the SERP benefit for Mr. Dickey, Ms. Wall and Mr. Zidich is calculated under the pre-1998 GRP provisions.  Mr. Payne is not eligible for GRP or SERP benefits.

For some participants, including Mr. Dickey, Ms. Wall and Mr. Zidich, the SERP also provides a benefit equal to the difference between the benefits calculated under the pre-1998 GRP formula and the amount they will receive from the GRP under the post-1997 formula. For all SERP participants, the benefit calculated under the applicable SERP formula is reduced by benefits payable from the GRP.

In conjunction with the decision to freeze benefits under the GRP, it was also decided to make changes to benefits under the SERP. Generally, SERP participants whose SERP benefits were calculated under the pre-1998 GRP formula continue to accrue benefits under the SERP. However, their benefits for credited service after August 1, 2008 are calculated at a rate that is one-third less than the pre-August 1, 2008 rate. Mr. Dickey, Ms. Wall and Mr. Zidich were affected by this change. Mr. Dickey, Ms. Wall and Mr. Zidich are eligible for early retirement under the pre-1998 GRP formula that applies to them under the SERP.

Effective August 1, 2008, SERP participants whose SERP benefits were not calculated under the pre-1998 GRP formula had their SERP benefits frozen such that they ceased to earn additional benefits for compensation or service earned on or after that date. Until benefits commence, such participants’ frozen benefits are periodically adjusted to reflect increases in a specified cost-of-living index.

SERP benefits are generally paid in the form of a lump sum amount when a participant separates from service or, if later, the date the participant attains age 55, except that payment is accelerated in the event that the Company undergoes a change in control. In order to comply with federal tax laws, certain executives’ SERP benefits cannot be paid within the first six months after their separation from service with the Company. Mr. Dickey, Ms. Wall and Mr. Zidich are fully vested in their SERP benefits.

Deferred Compensation Plan (DCP)

In connection the with the Separation and Distribution, the Company and the DCP will assume certain liabilities of the Company’s former parent under its deferred compensation plan, including those relating to the Company’s executives.  Each executive who participates in the DCP may elect to defer all or a portion of his or her compensation under the DCP, provided that the minimum deferral must be $5,000 for each form of compensation (base salary and bonus) for the year of deferral. The amounts deferred by each executive are vested and will be deemed invested in the fund or funds designated by such executive from the investment options specified under the plan.

The DCP provides company contributions on behalf of certain employees whose benefits under the Company’s 401(k) Savings Plan are capped by Internal Revenue Code rules that limit the amount of compensation that can be taken into account when calculating benefits under a qualified plan. Generally, company contributions to the DCP are calculated by applying the same formula that applies to an employee’s matching and additional employer contributions under the 401(k) Savings Plan to the employee’s compensation in excess of the Internal Revenue Code compensation limit. However, participants are not required to make elective contributions to the DCP to receive an employer contribution under the DCP. Company contributions under the DCP vest 25% after one year of service, 50% after two years of service and 100% after three years of service. Executives who accrue benefits under the SERP, including Mr. Dickey, Ms. Wall and Mr. Zidich, do not receive company contributions under the DCP.

Amounts that a participant elects to defer into the DCP are generally paid at the time and in the form elected by the participant, provided that if the participant terminates employment before attaining age 55 and completing five years of service, benefits are generally paid in a lump sum amount upon such termination (although for pre-2005 deferrals the Company’s Executive Compensation Committee may pay such deferrals in five annual installments). The DCP permits participants to receive in-service withdrawals of participant contributions for unforeseeable emergencies and certain other circumstances. Prior to when the deferrals are made, a participant may make a special election as to the time and form of payment for benefits that become payable due to the participant’s death or disability if payments have not already commenced, and deferrals will be paid in accordance with such elections under those circumstances. Company contributions to the DCP are generally paid in the form of a lump sum amount when a participant separates from service. The payment of post-2004 company and participant DCP contributions is accelerated in the event that the Company undergoes a change in control.

Transitional Compensation Plan (TCP)

The TCP provides severance pay to key executives of the Company in the event the executive is involuntarily terminated without “cause,” or terminates for “good reason” within two years after a change in control of the Company.  The TCP assures the Company that it would have the continued dedication of, and the availability of objective advice and counsel from, key executives of the Company notwithstanding the possibility, threat or occurrence of a change in control and promotes the retention and continuity of the executives and certain key executives of the Company. Mr. Dickey, Mr. Payne and Ms. Wall are participants in the TCP,

Following is a summary of several key terms of the TCP:

•                  “change in control” means the first to occur of: (1) the acquisition of 20% or more of the Company’s then-outstanding shares of common stock or the combined voting power of the Company’s then-outstanding voting securities; (2) the Company’s incumbent directors cease to constitute at least a majority of the board of directors of the Company, except in connection with the election of directors approved by a vote of at least a majority of the directors then comprising the incumbent board of directors of the Company; (3) consummation of the Company’s sale in a merger or similar transaction or sale or other disposition of all or substantially all of the Company’s assets; or (4) approval by the Company’s shareholders of the Company’s complete liquidation or dissolution.

•                  “cause” means (1) any material misappropriation of the Company’s funds or property; (2) the executive’s unreasonable and persistent neglect or refusal to perform his or her duties which is not remedied in a reasonable period of time following notice from the Company; or (3) conviction of a felony involving moral turpitude.

•                  “good reason” means the occurrence after a change in control of any of the following without the participant’s express written consent, unless fully corrected prior to the date of termination: (1) a material diminution of an executive’s duties or responsibilities; (2) a reduction in, or failure to pay timely, the executive’s compensation and/or other benefits or perquisites; (3) the relocation of the executive’s office outside the Washington, D.C. metropolitan area or away from the Company’s headquarters; (4) the failure of the Company or any successor to assume and agree to perform the TCP; or (5) any purported termination of the executive’s employment other than in accordance with the TCP. Any good faith determination of “good reason” made by the executive shall be conclusive.

•                  “severance period” means a number of whole months equal to the participant’s months of continuous service with the Company or its affiliates divided by 3.33; provided, however, that in no event shall the participant’s severance period be less than 24 months or more than 36 months, regardless of the participant’s actual length of service. The severance periods for Mr. Dickey and Ms. Wall are 36 months, and the severance period for Mr. Payne is 24 months.

Benefits an executive entitled to compensation under the TCP would receive, include:

•                  Pension.  In addition to their vested GRP and SERP benefits, upon their qualifying termination of employment, TCP participants are entitled to a lump sum payment equal to the difference between (1) the amount that would have been paid under the SERP had the executive remained in the employ of the Company for the severance period and received the same level of base salary and bonus which the executive received with respect to the fiscal year immediately preceding the date of the change in control or the termination date, whichever is higher, and (2) the amount payable under the SERP as of the later of the date of the change in control or the termination date, whichever is higher.

•                  Payments.  Upon a TCP participant’s qualifying termination of employment, the participant is entitled to receive a lump sum amount equal to the sum of (i) any unpaid base salary through the date of termination at the higher of the base salary in effect immediately prior to change in control or on the termination date; and (ii) an amount equal to the highest annual bonus paid in the three preceding years which is prorated to reflect the portion of the fiscal year in which the participant was employed prior to termination. Additionally, TCP participants are paid a lump sum cash severance payment equal to the participant’s severance period divided by 12 multiplied by the sum of (1) the executive’s highest base salary during the 12-month period prior to the termination date or, if higher, during the 12-month period prior to the change in control (plus certain other compensation items paid to the participant during the 12-month period prior to the date of termination), and (2) the greater of (a) the highest annual bonus earned by the executive in the three fiscal years immediately prior to the year of the change in control or (b) the highest annual bonus earned by the executive with respect to any fiscal year during the period between the change in control and the date of termination.

•                  Retiree Medical and Life Insurance Credit.  For purposes of determining a TCP participant’s eligibility for retiree life insurance and medical benefits, the participant is considered to have attained the age and service credit that the participant would have attained had the participant remained employed until the end of the severance period.

Supplemental Executive Medical Plan

The Supplemental Executive Medical Plan provides supplemental medical benefits to qualifying executives and their eligible dependents.  Executives and their eligible dependents must be enrolled in other primary medical coverage that constitutes minimum essential coverage under the Affordable Care Act (“Other Primary Medical Coverage”) in order to participate.  Where the Other Primary Medical Coverage is Medicare, the individual must be enrolled in Medicare Parts A, B, and D (or an equivalent Medicare plan, such as a Medicare Advantage plan with prescription drug coverage).

The plan covers qualifying executive’s out-of-pocket medical expenses for any covered medical expense that are not paid under the executive’s Other Primary Medical Coverage.  No benefits are payable with respect to certain enumerated expenses. Plan benefits are provided through a contract of insurance, and are limited to those benefits provided in accordance with the terms of the insurance contract.

Mr. Dickey and Ms. Wall are participants in the plan.

Supplemental Executive Medical Plan for Retired Executives

The Supplemental Executive Medical Plan for Retired Executives provides supplemental medical benefits to certain qualifying former executives and their eligible dependents.  The Plan also covers eligible dependents of a deceased eligible former executive who died while a participant in the Company’s Supplemental Executive Medical Plan or this Plan.

Retired executives and their eligible dependents must be enrolled in other primary medical coverage that constitutes minimum essential coverage under the Affordable Care Act (“Other Primary Medical Coverage”) in order to participate.  Where the Other Primary Medical Coverage is Medicare, the individual must be enrolled in Medicare Parts A, B, and D (or an equivalent Medicare plan, such as a Medicare Advantage plan with prescription drug coverage).

The plan covers qualifying out-of-pocket medical expenses for any covered medical expense that are not paid under the participant’s Other Primary Medical Coverage.  No benefits are payable with respect to certain enumerated expenses.  Plan benefits are provided through a contract of insurance, and are limited to those benefits provided in accordance with the terms of the insurance contract.

The plan contains annual dollar limits, which vary depending upon position and retirement date.  The maximum amount payable to any eligible former Management Committee member who retired on or after January 1, 1999, with respect to the total medical expenses incurred for himself/herself and all eligible dependents, will not be greater than $25,000 in each plan year while a retired employee of the Company.  The maximum amount payable to the eligible dependents of a deceased Management Committee member who retired on or after January 1, 1999, will be $12,500 per plan year.

Mr. Dickey and Ms. Wall will be eligible to become participants in the plan when they retire from the Company.

2015 Key Executive Life Insurance Plan (KELIP)

Under the KELIP, the Company will pay premiums (or make cash payments in lieu of premiums) on individual life insurance policies owned by the executive.  The obligation to pay premiums (or make cash payments in lieu of premiums) may continue for a limited period of time post termination for participants who terminate employment after attaining age 55 and completing at least 5 years of service.

Mr. Dickey is a participant in the 2015 Key Executive Life Insurance Plan.

Gannett Leadership Team Transition Severance Plan (GLT-TSP)

Under the Gannett Leadership Team Transition Severance Plan (the “Severance Plan”), a participant who experiences an involuntary termination of employment without cause in connection with the Separation and Distribution prior to the first anniversary of the Effective Time would be entitled to a lump sum cash severance payment equal to the product of (a) a severance multiple and (b) the sum of the participant’s annual base salary and annual bonus earned for the most recent fiscal year of Parent or the Company, as applicable, preceding the termination (or, if greater, the average annual bonuses earned over the three fiscal years of Parent of the Company, as applicable, preceding the termination). The severance multiple is one for participants with less than 15 years of service and 1.5 for participants with 15 years or more of service. The severance payment is contingent upon the participant’s execution of a separation agreement containing a release of claims in favor of Parent and the Company and their affiliates and covenants restricting the participant’s competition, solicitation of employees and disparagement of the Company and its affiliates. The separation agreement also contains a release of claims by the Company, Parent and their affiliates in favor of the participant and a covenant restricting the Company’s disparagement of the participant.

Participants in the Severance Plan include Mr. Dickey and Mr. Payne.

These summaries are qualified in their entirety by reference to the full text of the plans, which are attached as Exhibits 10.8 through 10.17 respectively, to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Item 5.03                                 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of 11:59 p.m. on June 28, 2015, the Company amended and restated each of its Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) and Bylaws (the “Amended and Restated Bylaws”). A description of the material provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws can be found in the Information Statement under the section entitled “Description of SpinCo’s Capital Stock,” which is incorporated by reference into this Item 5.03. The description set forth under this Item 5.03 is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, which are attached hereto as Exhibits 3.1 and 3.2, respectively.

Item 5.05                                 Amendments to the Registrants Code of Ethics, or Waiver of a Provision of the Code of Ethics

In connection with the Distribution, the Board adopted an Ethics Policy effective as of immediately prior to the Effective Time. A copy of the Company’s Ethics Policy is available on the Company’s website at www.gannett.com.

Item 8.01                                 Other Events

On June 29, 2015, the Company issued a press release announcing the completion of the Distribution and the start of the Company’s operations as an independent company. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01                                 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
2.1

Separation and Distribution Agreement, dated as of June 26, 2015, by and between Parent and the Company (incorporated herein by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-3, filed by the Company with the SEC on June 29, 2015)

3.1

Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-3, filed by the Company with the SEC on June 29, 2015)

3.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-3, filed by the Company with the SEC on June 29, 2015)

10.1	Transition Services Agreement, dated as of June 26, 2015, by and between Parent and the Company

10.2	Tax Matters Agreement, dated as of June 26, 2015, by and between Parent and the Company

10.3

Employee Matters Agreement, dated as of June 26, 2015, by and between Parent and the Company (incorporated herein by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-3, filed by the Company with the SEC on June 29, 2015)

10.4

Credit Agreement among the Company, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, PNC Bank, N.A. and US Bank, National Association, as Co-Syndication Agents, dated as of June 29, 2015

10.5	Security Agreement, made by the Company and certain of its Subsidiaries, in favor of JPMorgan Chase Bank, N.A., as Administrative Agent, dated as of June 29, 2015

10.6	Trademark Security Agreement, dated as of June 29, 2015, by the Company and certain of its Subsidiaries, in favor of JPMorgan Chase Bank, N.A., as Administrative Agent

10.7	Guarantee Agreement made by the Subsidiary Guarantors listed on the signature page thereto in favor of JPMorgan Chase Bank, N.A., as Administrative Agent, dated as of June 29, 2015

10.8	2015 Deferred Compensation Plan Rules for Pre-2005 Deferrals

10.9	2015 Deferred Compensation Plan Rules for Post-2004 Deferrals

10.10	Supplemental Retirement Plan

10.11	Supplemental Executive Medical Plan

10.12	Supplemental Executive Medical Plan for Retired Executives

10.13	Key Executive Life Insurance Plan

10.14	Key Executive Life Insurance Plan Participation Agreement

10.15	2015 Transitional Compensation Plan

10.16	Gannett Leadership Team Transition Severance Plan

10.17	2015 Omnibus Incentive Compensation Plan (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3, filed by the Company with the SEC on June 29, 2015)

99.1

Information Statement of the Company, dated June 18, 2015 (incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed by the Company with the SEC on June 19, 2015)

99.2	Press release of the Company dated June 29, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gannett Co., Inc.

Date: June 29, 2015	By:	/s/ Barbara W. Wall
Barbara W. Wall
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1

Separation and Distribution Agreement, dated as of June 26, 2015, by and between Parent and the Company (incorporated herein by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-3, filed by the Company with the SEC on June 29, 2015)

3.1

Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-3, filed by the Company with the SEC on June 29, 2015)

3.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-3, filed by the Company with the SEC on June 29, 2015)

10.1	Transition Services Agreement, dated as of June 26, 2015, by and between Parent and the Company

10.2	Tax Matters Agreement, dated as of June 26, 2015, by and between Parent and the Company

10.3

Employee Matters Agreement, dated as of June 26, 2015, by and between Parent and the Company (incorporated herein by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-3, filed by the Company with the SEC on June 29, 2015)

10.4

Credit Agreement among the Company, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, PNC Bank, N.A. and US Bank, National Association, as Co-Syndication Agents, dated as of June 29, 2015

10.5	Security Agreement, made by the Company and certain of its Subsidiaries, in favor of JPMorgan Chase Bank, N.A., as Administrative Agent, dated as of June 29, 2015

10.6	Trademark Security Agreement, dated as of June 29, 2015, by the Company and certain of its Subsidiaries, in favor of JPMorgan Chase Bank, N.A., as Administrative Agent

10.7	Guarantee Agreement made by the Subsidiary Guarantors listed on the signature page thereto in favor of JPMorgan Chase Bank, N.A., as Administrative Agent, dated as of June 29, 2015

10.8	2015 Deferred Compensation Plan Rules for Pre-2005 Deferrals

10.9	2015 Deferred Compensation Plan Rules for Post-2004 Deferrals

10.10	Supplemental Retirement Plan

10.11	Supplemental Executive Medical Plan

10.12	Supplemental Executive Medical Plan for Retired Executives

10.13	Key Executive Life Insurance Plan

10.14	Key Executive Life Insurance Plan Participation Agreement

10.15	2015 Transitional Compensation Plan

10.16	Gannett Leadership Team Transition Severance Plan

10.17	2015 Omnibus Incentive Compensation Plan (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3, filed by the Company with the SEC on June 29, 2015)

99.1

Information Statement of the Company, dated June 18, 2015 (incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed by the Company with the SEC on June 19, 2015)

99.2	Press release of the Company dated June 29, 2015